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                                                                  EXHIBIT 10.1.6


                                LOAN AGREEMENT


Dated as of:  JANUARY 10, 1997

Parties:      COLDWATER CREEK INC.                                ("BORROWER")

And:          U.S. BANK OF IDAHO                                    ("LENDER")

                                   ARTICLE I
                              CERTAIN DEFINITIONS

     As used in this Agreement, the following terms shall have the following meanings:

     "Access Laws" means the Americans With Disabilities Act of 1990; the Fair Housing Amendments Act of 1988; all other federal, state and local laws or ordinances related to disabled access; and all statutes, rules, regulations, ordinances, orders of governmental bodies and regulatory agencies and orders and decrees of any court adopted, enacted or issued with respect thereto; all as now existing or hereafter amended or adopted.

     "Borrower" means Coldwater Creek Inc., a Delaware corporation.

     "Debt Service Coverage Ratio" means net income plus depreciation and amortization minus dividends divided by $3,500,000.00.

     "Debt to Tangible Net Worth Ratio" means total liabilities divided by Tangible Net Worth.

     "Default" means any Event of Default or any event which with the giving of notice or the passage of time, or both, would constitute an Event of Default.

     "Environmental Laws" means all local, state or federal laws, rules, regulations, or ordinances pertaining to Hazardous Substances and environmental regulation, contamination or clean-up including, without limitation, the federal statutes commonly known as CERCLA and RCRA and all other federal or state lien or environmental clean-up statutes, all as now existing or hereafter amended or adopted.

     "GAAP" means generally accepted accounting principles consistently applied. The definition of any accounting term used in this Agreement that is not specifically defined shall be the GAAP definition therefor.

     "Hazardous Substances" means (a) any substance or material defined or designated as hazardous or toxic waste, hazardous or toxic material, or a hazardous, toxic or radioactive substance (or designated by any similar term) by or for purposes of any applicable Environmental Law; (b) asbestos and any substance or compound containing asbestos; and (c) any other hazardous, toxic or dangerous waste, substance or material, including but not limited to gasoline, crude oil, fuel oil, diesel oil, and any other related petroleum products.


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     "L/C Agreements" means the Continuing Agreement for Commercial Letters of
Credit and the Continuing Agreement for Irrevocable Standby Letters of Credit.

     "L/C Outstandings" means, as of any date of determination, (a) the aggregate maximum principal amount available to be drawn under all outstanding letters of credit issued by Lender for the account of Borrower, plus (b) the aggregate face amount of all sight or time drafts drawn under letters of credit which amounts have not been reimbursed by Borrower.

     "Loan Documents" means this Agreement, the Notes, and the Security Documents and all other documents and instruments attached hereto, referred to herein or heretofore, contemporaneously herewith or hereafter executed or delivered to Lender by any Person in connection with any indebtedness of Borrower to Lender.

     "Long Term Revolving Loan Review Date" means the earlier of June 30, 2000, and the date Lender demands payment in full of the then outstanding balance of the Long Term Revolving Note.

     "Maximum Letter of Credit Amount" means $1,000,000.00.

     "Maximum Long Term Revolving Loan Amount" means $17,500,000.00.

     "Maximum Short Term Revolving Loan Amount" means $17,500,000.00.

     "Note(s)" means any one or more of Short Term Revolving Note or the Long Term Revolving Note.

     "Person" means an individual or entity, including without limitation a corporation, general or limited partnership, limited liability company, trust, unincorporated association, government or government agency.

     "Short Term Revolving Loan Review Date" means the earlier of June 30, 1998, and the date Lender demands payment in full of the then outstanding balance of the Short Term Revolving Note.

     "Security Documents" means any document or instrument evidencing a security interest given by the Borrower to the Lender together with all amendments, replacements, substitutions, or additions thereto.

     "Tangible Net Worth" means total assets minus intangible assets minus total liabilities.

                                  ARTICLE II
                          SHORT TERM REVOLVING LOANS


     2.1 MAXIMUM AMOUNT. Subject to the terms and conditions of this Agreement, Lender agrees to make loans to Borrower from time to time on a revolving credit basis (each a "Short Term Revolving Advance", collectively, "Short Term Revolving Loans"), provided that the aggregate principal amount of outstanding Short Term Revolving Loans shall at no time


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exceed the Maximum Short Term Revolving Loan Amount.  The availability of Short
Term Revolving Advances shall terminate on the Short Term Revolving Loan Review Date.

     2.2 USE OF PROCEEDS. Borrower shall use the proceeds of the Short Term Revolving Loans for its normal working capital needs.

     2.3 SHORT TERM REVOLVING NOTE. The Short Term Revolving Loans shall be evidenced by a promissory note executed by Borrower in the principal amount of $17,500,000.00 substantially in the form attached as Exhibit A ("Short Term Revolving Note"). The Short Term Revolving Loans shall be subject to all terms and conditions of the Short Term Revolving Note and of this Agreement.

     2.4 INTEREST. Interest on the unpaid principal balance of the Short Term Revolving Note shall be due and payable at the times and at the rates set forth in the Short Term Revolving Note.

     2.5 PRINCIPAL PAYMENTS. The principal balance of the Short Term Revolving Note shall be due and payable on the Short Term Revolving Note Review Date.

     2.6 ADDITIONAL PAYMENTS. In addition to the payments otherwise required on the Short Term Revolving Note, if at any time the outstanding principal balance of the Short Term Revolving Note exceeds the Maximum Short Term Revolving Loan Amount, Borrower shall pay to Lender on demand an amount equal to the amount by which such principal balance exceeds the Maximum Short Term Revolving Loan Amount.

     2.7 REQUESTS FOR SHORT TERM REVOLVING ADVANCES. Whenever Borrower wishes to request a Short Term Revolving Advance, Borrower shall give Lender notice thereof either orally or in writing or by means of a "Zero Balance Account" where checks written by Borrower are automatically paid so long as the aggregate amount of checks written and presented for payment do not exceed the Maximum Short Term Revolving Loan Amount and in accordance with the provisions of the Short Term Revolving Note. Notwithstanding any other provision herein or in the Short Term Revolving Note, Lender may in its discretion revoke Borrower's option to request a Short Term Revolving Advance by means of writing checks on a Zero Balance Account and require that requests be made either orally or in writing to a representative of Lender authorized to handle Borrower's requests for a Short Term Revolving Advance.

     2.8 30 DAY REST REQUIREMENT. The Borrower shall maintain a zero balance on the Short Term Revolving Note for at least 30 consecutive days at any time during the period from the date hereof and the Short Term Revolving Loan Review Date.

                                  ARTICLE III
                           LONG TERM REVOLVING LOANS

     3.1 MAXIMUM AMOUNT. Subject to the terms and conditions of this Agreement, Lender agrees to make loans to Borrower from time to time on a revolving credit basis (each a "Long Term Revolving Advance", collectively, "Long Term Revolving Loans"), provided that the aggregate principal amount of outstanding Long Term Revolving Loans shall at no time


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exceed the Maximum Long Term Revolving Loan Amount.  The availability of Long
Term Revolving Advances shall terminate on the Long Term Revolving Loan Review Date.

     3.2 USE OF PROCEEDS. Borrower shall use the proceeds of the Long Term Revolving Loans for the purchase of fixed assets and to repay a promissory note owed Lender dated September 9, 1996, in the face amount of $11,500,000.00.

     3.3 LONG TERM REVOLVING NOTE. The Long Term Revolving Loans shall be evidenced by a promissory note executed by Borrower in the principal amount of $17,500,000.00 substantially in the form attached as Exhibit B ("Long Term Revolving Note"). The Long Term Revolving Loans shall be subject to all terms and conditions of the Long Term Revolving Note and of this Agreement.

     3.4 INTEREST. Interest on the unpaid principal balance of the Long Term Revolving Note shall be due and payable at the times and at the rates set forth in the Long Term Revolving Note.

     3.5 PRINCIPAL PAYMENTS. The principal balance of the Long Term Revolving Note shall be due and payable on the Long Term Revolving Note Review Date.

     3.6 ADDITIONAL PAYMENTS. In addition to the payments otherwise required on the Long Term Revolving Note, if at any time the outstanding principal balance of the Long Term Revolving Note exceeds the Maximum Long Term Revolving Loan Amount, Borrower shall pay to Lender on demand an amount equal to the amount by which such principal balance exceeds the Maximum Long Term Revolving Loan Amount.

     3.7 REQUESTS FOR LONG TERM REVOLVING ADVANCES. Whenever Borrower wishes to request a Long Term Revolving Advance, Borrower shall give Lender notice thereof in accordance with the provisions of the Long Term Revolving Note.

                                  ARTICLE IV
                               LETTERS OF CREDIT

     4.1 MAXIMUM AMOUNT OF CREDITS. Subject to the terms and conditions of this Agreement and the L/C Agreements, Lender in its sole discretion and at its sole option may issue one or more standby or commercial letters of credit for the account of Borrower (each a "Letter of Credit"), provided that the L/C Outstandings shall not exceed at any one time the Maximum Letter of Credit Amount.

     4.2 L/C APPLICATIONS. Whenever Borrower wishes to request the issuance of a Letter of Credit, Borrower shall execute and deliver to Lender an application and agreement therefor in Lender's standard form, appropriately completed with all required information (an "L/C Application"). Each Letter of Credit shall be subject to all terms and conditions of this Agreement, the L/C Agreements and of the applicable L/C Application. In the event of any express conflict between the terms of this Agreement, the L/C Applications or the L/C Agreements, the terms of this Agreement shall control.


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     4.3  EXPIRY DATE.  No Letter of Credit shall be issued on or after the L/C
Termination Date. Each Letter of Credit shall have an expiration date no later than 365 days after the L/C Termination Date. Drafts drawn under a Letter of Credit may be sight drafts or time drafts; provided, however, that no draft shall have a maturity date later than 365 days after the L/C Termination Date.

     4.4 REIMBURSEMENT. Borrower hereby agrees to reimburse Lender an amount equal to the face amount of each draft drawn under each Letter of Credit in accordance with the terms of the L/C Agreements. Notwithstanding the terms of the applicable L/C Agreement or any L/C Application, in the event Borrower fails to pay Lender in accordance with the terms of the applicable L/C Agreement or any L/C Application, Borrower agrees to pay to Lender on demand interest on all amounts due under such Letter of Credit at the default rate of interest specified in the applicable L/C Agreement.

     4.5 CERTAIN FEES. In addition to any other fees set forth herein, Borrower agrees to pay to Lender on demand:

          4.5.2 With respect to each commercial Letter of Credit, and each draft drawn thereunder, Lender's customary issuance fees, processing fees, negotiation commissions and acceptance fees, as applicable.

          4.5.3 With respect to each standby Letter of Credit, an issuing fee of 1% per annum, calculated from and including the date of issuance (or date of renewal or extension if any) thereof to the expiry date thereof.

                                   ARTICLE V
                                   LOAN FEES

     Borrower shall pay to Lender the following fees:

     5.1 A non-usage fee of .125% of the daily unused portion of the Short Term Revolving Loans which fee shall be due and payable quarterly in arrears.

     5.2 A non-usage fee of .125% of the daily unused portion of the Long Term Revolving Loans which fee shall be due and payable quarterly in arrears.

     5.3  Letter of Credit fees referred to in Section 5.5.

                                  ARTICLE VI
           ADDITIONAL TERMS APPLICABLE TO CERTAIN CREDIT FACILITIES

     6.1 REPRESENTATION AND WARRANTY OF CREDIT AVAILABILITY. Each request by Borrower for a Short Term Revolving Advance, Long Term Revolving Advance, or Letter of Credit shall be deemed to be its representation and warranty that (a) such Short Term Revolving Advance or Long Term Revolving Advance may be made or such Letter of Credit may be issued without exceeding the applicable maximum amount determined in accordance with the provisions of this Agreement, (b) no Default has occurred, or will occur as a result of making


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such Short Term Revolving Advance or Long Term Revolving Advance or the issuance of such Letter of Credit, and (c) all representations and warranties set forth in this Agreement are true, accurate and complete as of the date of such request.

                                  ARTICLE VII
                         SECURITY AND RELATED MATTERS

     7.1  SECURITY.

          7.1.1 COLLATERAL. The Long Term Revolving Loans shall be secured by a first priority security interest in the following property and in all such other real and personal property collateral as Lender may from time to time require (collectively, "Collateral"):

          (a) all of the Borrower's now owned and hereafter acquired equipment and fixtures;

          (b)   real property located in Bonner County, State of Idaho; and

          (c)   all products and proceeds of the foregoing.

          7.1.2 SECURITY DOCUMENTS. Lender's security interests in the Collateral shall be evidenced by the Current Security Documents and by such other security agreements, Uniform Commercial Code financing statements, certificates of title, trust deeds, modifications thereto and other security documents covering the Collateral as Lender may at any time require.

          7.1.3 ADDITIONAL ACTS. As a condition precedent to the effectiveness of this Agreement, and from time to time at Lender's request, Borrower shall execute and/or deliver to Lender such security agreements, Uniform Commercial Code financing statements, certificates of title, deeds of trust and any other documents and instruments (endorsed or assigned to Lender as Lender may request), which may be required under applicable law or which Lender may request to effectuate the transactions contemplated hereunder and to grant, preserve, protect, perfect and continue the validity and first priority of Lender's security interests.

          7.1.4 MAXIMUM SECURITY AMOUNT. Notwithstanding any contrary provision of any Security Document executed by the Borrower, the security interest granted to Lender by Borrower under the Security Documents shall be limited to Collateral having a value equal to the maximum amount which can be transferred to Lender without rendering Borrower's grant of a security interest to Lender subject to avoidance as a fraudulent transfer or fraudulent conveyance or any similar term under any applicable state or federal law.

     7.2  NEGATIVE PLEDGE.

          7.2.1 Borrower shall not grant, create, assume or permit to exist any pledge, assignment for security purposes, encumbrance, mortgage, hypothecation, or any other security interest on any of the Borrower's accounts or inventory.


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                                 ARTICLE VIII
                             CONDITIONS PRECEDENT

     8.1 INITIAL CONDITIONS PRECEDENT. The effectiveness of this Agreement is subject to satisfaction of each of the following conditions precedent concurrently with or prior to execution of this Agreement:

         8.1.1 Lender shall have received executed originals of this Agreement, the Notes, and each other Loan Document required by Lender.

         8.1.2 Lender shall have received all documents and information Lender may request relating to the authority for and validity of this Agreement and the other Loan Documents, and to any other related matters, each in form and substance satisfactory to Lender.

         8.1.3 Lender shall have received such additional documents and information and the Borrower shall have satisfied such additional requirements as Lender reasonably requires.

     8.2 CONDITIONS PRECEDENT TO EACH SHORT TERM OR LONG TERM REVOLVING ADVANCE OR THE ISSUANCE OF ANY LETTER OF CREDIT. Lender's Agreement to make a Short Term or a Long Term Revolving Loan Advance or to issue any Letter of Credit is subject to satisfaction of the following conditions on the date any loan is made or any Letter of Credit is issued.

         8.2.1 No Default shall have occurred or will occur as a result of the Borrower's action or inaction.

         8.2.2 The representations and warranties in this Agreement shall be true and correct as of such date.

                                  ARTICLE IX
                        REPRESENTATIONS AND WARRANTIES

     Borrower hereby represents and warrants:

     9.1 EXISTENCE AND POWER. It is a duly organized and validly existing corporation, is duly qualified and in good standing in each jurisdiction where the conduct of its business or the ownership of its properties requires such qualification, and has full power, authority and legal right to carry on its business as presently conducted, to own and operate its properties and assets, and to execute, deliver and perform the Loan Documents and all other documents to be executed and delivered by it.

     9.2 AUTHORIZATION. Its execution, delivery and performance of the Loan Documents and all documents to be executed, delivered or performed by it and any borrowing in connection therewith have been duly authorized by all necessary corporate action, do not contravene any law, regulation, rule or order binding on it or its articles of incorporation, and do not contravene the provisions of or constitute a default under any agreement or instrument to which it is a party or by which it may be bound or affected.

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     9.3 LITIGATION. There are no actions, proceedings, investigations, or claims pending against it, or to its knowledge, threatened against or affecting it, before any court or arbitrator or any governmental body or agency which would be likely to result in a judgment or order against it (in excess of insurance coverage) for more than $100,000.00 individually or in the aggregate.

     9.4 FINANCIAL CONDITION. Its most recent balance sheet and related statements of income, retained earnings and changes in financial position heretofore delivered to Lender fairly present as of the date thereof its financial condition for the period then ended, all in accordance with GAAP. Since that date there have been no material adverse changes in its financial condition or operations, except as disclosed to Lender in writing.

     9.5 TAXES. It has filed all tax returns and reports required of it, and has paid all taxes payable by it which have become due pursuant to such tax returns and all other taxes and assessments payable by it.

     9.6 OTHER AGREEMENTS. It is not in breach of or in default under any agreement to which it is a party or which is binding on it or any of its assets, which such breach or default would have a material adverse effect on its financial condition or operations.

     9.7 GOOD TITLE AND VALIDITY. It is the true and lawful owner of and has good title to all Collateral which it now owns and it will have good title to all such Collateral acquired hereafter, free of any security interests, liens or encumbrances, except in favor of Lender.

     9.8 FIRST PRIORITY SECURITY INTEREST. The liens created or to be created in favor of Lender under the Security Documents do and will at all times on and after the effective date of this Agreement, constitute first priority security interests in the Collateral as security for the obligations of Borrower under the Loan Documents.

     9.9 COMPLIANCE WITH LAWS. It is in compliance with all applicable federal, state, regional and local laws, regulations and ordinances, including without limitation all environmental permits, Environmental Laws and Access Laws.

     9.10 ERISA AND FLSA COMPLIANCE. Any employee pension benefit plan ("Plan") maintained for its employees which is subject to the Employment Retirement Income Security Act of 1974 and any regulations issued thereto complies in all material respects with ERISA and any other applicable laws and (a) such Plan has not incurred any material accumulated "funding deficiency" and (b) with respect to such Plan, no "reportable event" nor "prohibited transaction" has occurred. It is in full compliance with the Fair Labor Standards Acts.

     9.11 NO MATERIAL MISSTATEMENTS. No report, financial statement, representation or other information furnished by it to Lender contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     9.12 ENFORCEABILITY. This Agreement constitutes, and each other Loan Document to which it is a party when executed and delivered to Lender will constitute a legal, valid and binding obligation of Borrower, enforceable in accordance with its terms.

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                                   ARTICLE X
                      FINANCIAL COVENANTS AND INFORMATION

     10.1 FINANCIAL COVENANTS. Until payment and performance in full of all obligations of the Borrower under the Loan Documents, the Borrower agrees that:

          10.1.1 DEBT TO TANGIBLE NET WORTH RATIO. The Borrower shall have a Debt to Tangible Net Worth Ratio not to exceed 1.50 to 1 at the end of Borrower's first, second, and third fiscal quarter and 1.20 to 1 at the end of each fiscal year of Borrower. The Debt to Tangible Net Worth Ratio shall be calculated on the "Compliance Certificate" and measured at the end of each fiscal quarter of the Borrower.

          10.1.2 MINIMUM TANGIBLE NET WORTH. The Borrower shall have Tangible Net Worth of at least $18,000,000.00 as at the end of Borrower's first, second and third fiscal quarters and at least $30,000,000.00 as of the Borrower's 1998 fiscal year end and thereafter. Tangible Net Worth shall be calculated on the "Compliance Certificate" and measured at the end of each fiscal quarter of the Borrower.

          10.1.3 DEBT SERVICE COVERAGE RATIO. The Borrower shall have a Debt Service Coverage Ratio of at least 1.25:1, which ratio shall be calculated at the end of each fiscal year of the Borrower.

     10.2 FINANCIAL INFORMATION

          10.2.1 As soon as available and in any event within 90 days after the end of each of its fiscal years, the Borrower shall deliver to Lender its CPA audited balance sheet as at the end of such fiscal year; related statements of income, retained earnings and changes in financial position for such year; and report, if any, to management by the accountant who prepared the financial statements, in each case certified by a certified public accountant acceptable to Lender. No document or report shall contain a disclaimer of opinion or adverse opinion except such as Lender in its sole discretion may determine to be immaterial.

          10.2.2. As soon as available and in any event within 30 days after the end of each of its fiscal quarters, the Borrower shall deliver to Lender its internally prepared balance sheet and related statements of income, retained earnings and changes in financial position as at the end of such quarter, and for the fiscal year to date.

          10.2.3 As soon as available and in any event within 30 days after the end of each of its fiscal quarters, the Borrower shall deliver to Lender, at Borrower's sole expense, a compliance certificate substantially in the form attached hereto as Exhibit "C" completed and signed by Borrower's chief financial officer or other authorized officer acceptable to Lender (the "Compliance Certificate").

          10.2.4 From time to time, Borrower shall provide to Lender such information as Lender may reasonably request concerning the financial condition and business affairs of Borrower.

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                                  ARTICLE XI
                             AFFIRMATIVE COVENANTS

     Until payment and performance in full of all obligations of the Borrower under the Loan Documents, the Borrower agrees that:

     11.1 INSPECTION RIGHTS. At any reasonable time, and from time to time, it will permit Lender to examine and make copies of and abstracts from its records and books of account, to visit its properties and to discuss its affairs, finances and accounts with any of its officers or representatives.

     11.2 COLLATERAL AUDITS. It will permit Lender by or through any of Lender's representatives, attorneys or accountants and at the expense of Borrower, at such intervals as may be required by Lender in its sole discretion, to conduct audits of and to verify, the Collateral.

     11.3 KEEPING OF BOOKS AND RECORDS. It will keep adequate records and books of account in which complete entries will be made reflecting all material financial transactions, and except as otherwise specifically provided herein, will prepare all financial statements, computations and information required hereunder in accordance with GAAP.

     11.4 OTHER OBLIGATIONS. It will pay and discharge before the same shall become delinquent all indebtedness, taxes and other obligations for which it is liable or to which its income or property is subject and all claims for labor and materials or supplies which, if unpaid, might become by law a lien upon its assets, unless it is contesting the indebtedness, taxes, or other obligations in good faith and provision has been made to the reasonable satisfaction of Lender for the payment thereof in the event any such contest is determined adversely to it.

    11.5 INSURANCE. It will provide and maintain policies of insurance on its properties and operations, carried with companies acceptable to Lender, in such form and amounts and covering such risks as Lender may require, with loss payable to Lender.

    11.6 ERISA COMPLIANCE. It will cause each Plan to comply in all material respects with ERISA and any other applicable laws, will promptly make all contributions necessary to meet the minimum funding standards set forth in ERISA and will promptly notify Lender of the occurrence of any "reportable event" (as defined in ERISA) or any other event which might constitute grounds for termination of any ERISA Plan. It will not terminate any ERISA Plan nor permit to exist any "termination event" (as defined in ERISA).

    11.7 COMPLIANCE WITH LAWS. It shall comply in all material respects with all federal, state, regional and local laws, regulations and ordinances (including but not limited to all Environmental Laws, Access Laws and the Fair Labor Standards Act) and promptly provide written notice to Lender of the receipt of any notice of violation thereof from any governmental authority which violation, alone or together with any other such violations, could reasonably be expected to have a material adverse effect on its business, assets, operations or condition, financial or otherwise.

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     11.8 NOTIFICATION. Promptly after learning thereof, it will notify Lender in writing of:

          11.8.1 The occurrence of any Default, and if such Default is then continuing, a certificate of its chief financial officer or other authorized officer setting forth the details thereof and the action which it is taking or proposes to take with respect thereto;

          11.8.2 The occurrence of any release of any Hazardous Substances onto or affecting any of its property or any adjacent property, any Collateral, or any other environmental problem or liability with respect to any such property; and

          11.8.3 The details of any claim, lien, litigation, administrative proceeding or judgment involving $100,000.00 or more individually or in the aggregate threatened, instituted or completed against Borrower, any Collateral or any assets of Borrower, including but not limited to any and all enforcement, cleanup, removal or other governmental or regulatory proceedings pursuant to any Environmental Laws.

                                 ARTICLE XII
                              NEGATIVE COVENANTS

     Until payment and performance in full of all obligations of Borrower under the Loan Documents, Borrower agrees that except with the written consent of
Lender:

     12.1 LIQUIDATION, MERGER. It shall not liquidate, dissolve or enter into any merger, consolidation or other combination.

     12.2 SALE OF ASSETS. It shall not sell, lease or dispose of any portion of its business or assets except in the ordinary course of business.

     12.3 GUARANTIES, ETC. It shall not assume, guarantee, endorse or otherwise become directly or contingently liable for, nor obligated to purchase, pay or provide funds for payment of, any obligation or indebtedness of any other Person.

     12.4 LIENS. It shall not at any time grant a security interest in any or all of its presently owned or hereafter acquired property which constitutes Collateral, accounts or inventory except to Lender.

     12.5 TYPE OF BUSINESS. It shall not make any material change in the character of its business.

     12.6 STRUCTURE. It shall not make any material change in its corporate structure.

                                 ARTICLE XIII
                                    DEFAULT

     13.1 EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an Event of Default under this Agreement and each of the Loan
Documents:

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     13.1.1 Any default in the payment of any portion of any principal, interest, fees or any other amount when due under this Agreement, any Note or any other Loan Document.

     13.1.2 Any other default in the performance of or compliance with any term of this Agreement, any other Loan Document, or any other agreement between Lender and Borrower.

     13.1.3 Any indebtedness of Borrower under any note, indenture, agreement, undertaking or obligation of any kind to any Person, including Lender, becomes due by acceleration or otherwise and is not paid.

     13.1.4 Any default under any security instrument securing any indebtedness or obligation of Borrower to Lender or any security interest or lien created or purported to be created by the Security Document shall cease to be, or shall be asserted by any Person not to be, a valid, first priority security interest or lien.

     13.1.5 Any warranty, representation, statement, or information made or furnished to Lender by or on behalf of Borrower proves to have been false or misleading in any material respect when made or furnished or when deemed made or furnished.

     13.1.6 The commencement of any proceeding under any bankruptcy or insolvency laws by or against, appointment of a receiver for any part of the property of, insolvency or business failure of, or any attachment, seizure or levy on any property of, Borrower.

     13.1.7 The dissolution or liquidation of Borrower.

     13.1.8 The interruption or cessation of a material portion of Borrower's ordinary business operations.

     13.1.9 Any judgment, writ of attachment or similar process in an amount in excess of $250,000.00 individually or in the aggregate shall be entered or filed against Borrower or any property of Borrower and remains unpaid, unvacated, unbonded or unstayed for a period of 30 days or more.

     13.1.10 The failure of Borrower to provide Lender with financial information promptly when requested.

     13.1.11 Any change in ownership of 40% or more of the capital stock of Borrower in one or more transactions.

     13.1.12 Any material adverse change, as determined solely by Lender, in the financial condition or management of Borrower or Lender reasonably deems itself insecure with respect to the payment or performance of the obligations of Borrower to Lender.

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     13.2 CURE PERIOD. Notwithstanding the foregoing, the Borrower shall have 30 days to cure any default occurring under Sections 13.1.1, 13.1.2, 13.1.8, 13.1.9, 13.1.10, 13.1.11, or 13.1.12.

     13.3 CONSEQUENCES OF DEFAULT; LENDER'S RIGHTS AND REMEDIES. Time is of the essence of this Agreement.

          13.2.1 Without prejudice to any right of Lender to require payment of any obligations of Borrower to Lender under any of the Loan Documents on demand, upon the occurrence of any Event of Default and at any time thereafter Lender may, at its sole option, do any one or more of the following:

               (a) Without notice to Borrower, declare the entire outstanding balance of principal and interest on the Notes and other Loan Documents immediately due and payable, whereupon the same shall become immediately due and payable without presentment, demand, protest or other requirements of any kind, all of which are expressly waived by Borrower; and

               (b) Exercise any and all other rights and remedies provided in the Loan Documents and in any related agreements and documents, and as otherwise provided by law.

          13.2.2 Notwithstanding any right to cure events of default provided in any Note or any of the other Loan Documents, Borrower agrees that Borrower shall have only such cure rights as may be set forth herein.

                                  ARTICLE XIV
                                 MISCELLANEOUS

     14.1 NO WAIVER BY LENDER. No failure or delay of Lender in exercising any right, power or remedy under this Agreement or any Loan Document shall operate as a waiver of such right, power or remedy of Lender or of any other right. A waiver of any provision of any Loan Document shall not constitute a waiver of or prejudice Lender's right otherwise to demand strict compliance with that provision or any other provison. Any waiver, permit, consent or approval of any kind or character on the part of Lender must be in writing and shall be effective only to the extent specifically set forth in such writing.

     14.2 COSTS AND FEES. Without limiting any other provisions of this Agreement, Borrower hereby agrees to pay Lender on demand an amount equal to all costs and expenses incurred by Lender in connection with the negotiation, preparation, execution, administration and enforcement of the Loan Documents, including without limitation all recording costs, filing fees, costs of appraisals, collateral audits, costs of perfecting, maintaining and defending Lender's security interest in the Collateral and fees of in-house and outside counsel.

     14.3 AGREEMENTS ENFORCEABLE. Borrower reaffirms the representations and warranties in each of the existing Loan Documents and acknowledges that except as amended previously or

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herein, each such Loan Document remains in full force and effect and is and shall remain valid and enforceable in accordance with its terms.

     14.4 NOTICES. Except as otherwise specifically set forth in any Loan Document, all notices, requests and demands hereunder shall be in writing, and shall be deemed to have been given when hand-delivered, when deposited in the mail as first class, registered or certified mail, postage prepaid, or when sent by telecopier, addressed as set forth below; provided, however, that any notice, request or demand by Borrower to Lender pursuant to Section 11.8 shall not be effective until received by Lender. Any party may at any time change its address for notices by giving notice of such change to the other parties.

     If to Borrower:      Coldwater Creek Inc.
                          One Cold Water Creek Drive
                          Sandpoint, ID 83864

     If to Lender:        U.S. Bank of Idaho
                          Corporate Banking Department-IDW 0475
                          P.O. Box 8247
                          Boise, Idaho 83733
                          Facsimile (208) 383-7563

     14.5 COLLECTION COSTS AND ATTORNEY FEES. Whether or not litigation or arbitration is commenced, Borrower promises to pay all costs of collecting any amounts which may become due to Lender under any of the Loan Documents. Without limiting the foregoing, if litigation or arbitration is commenced to enforce or construe any term of any of the Loan Documents, the prevailing party shall be entitled to recover from the other party all costs thereof, including but not limited to such sums as the court or arbitrator(s) may adjudge reasonable as attorney fees at trial, in any appellate proceeding, proceeding under the bankruptcy code or receivership and post-judgment attorney fees incurred in enforcing any judgment.

     14.6 INTEGRATION; CONFLICTING TERMS. This Agreement together with the other Loan Documents comprises the entire agreement of the parties on the subject matter hereof and supersedes and replaces all prior agreements, oral and written, on such subject matter. If any term of any of the other Loan Documents expressly conflicts with the provisions of this Agreement, the provisions of this Agreement shall control; provided, however, that the inclusion of supplemental rights and remedies of Lender in any of the other Loan Documents shall not be deemed a conflict with this Agreement.

     14.7 GOVERNING LAW. Except to the extent that Lender has greater rights and remedies under federal law, this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Idaho without regard to conflicts of law principles.

     14.8 ADDITIONAL ACTS. Upon request by Lender, Borrower will from time to time provide such information, execute such documents and do such acts as may reasonably be required by Lender in connection with any indebtedness or obligations of any of them to Lender.

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